Filed Pursuant to Rule 424(b)(5)
Registration No. 333-163947

CALCULATION OF REGISTRATION FEE

		Proposed Offering		Amount of
Title of Each Class of	Shares Registered	Price	Proposed Aggregate	Registration Fee
Securities to be Registered	(1)	Per Share	Offering Price	(2)(3)
Common Stock	13,570,000	$105.50	$1,431,635,000	$166,212.82

(1)	Assumes the underwriters’ option to purchase 1,770,000 additional shares to cover over-allotments (if any) is exercised in full.

(2)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

(3)	This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Company’s Registration Statement on Form S-3 (File No. 333-163947) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933.

Prospectus Supplement
(To Prospectus dated December 22, 2009)

11,800,000 Shares

EOG RESOURCES, INC.

Common Stock

We are offering to sell up to 11,800,000 shares of our common stock. Our common stock is listed on the New York Stock Exchange, or “NYSE”, under the symbol “EOG”. The last reported sale price of our common stock on the NYSE on March 1, 2011 was $107.93 per share.

Investing in our common stock involves risks. Please read “Risk Factors” beginning on page S-4 of this prospectus supplement and page 5 of the accompanying prospectus.

	Per Share	Total

Public offering price	$105.500	$1,244,900,000
Underwriting discount	$3.165	$37,347,000
Proceeds, before expenses, to us	$102.335	$1,207,553,000

We have granted the underwriters a 30-day option to purchase up to 1,770,000 additional shares of our common stock on the same terms and conditions as set forth above.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus to which it relates. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of our common stock on or about March 7, 2011.

Joint Book-Running Managers

Goldman, Sachs & Co.	Barclays Capital

Allen & Company LLC
J.P. Morgan
RBC Capital Markets

March 1, 2011

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any free writing prospectus with respect to this offering filed by us with the United States Securities and Exchange Commission, or “SEC”. We have not, and the underwriters have not, authorized anyone to provide you with different information, and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that (i) the information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates on the front covers of those documents, and (ii) the information incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date the respective information was filed with the SEC. Our business, financial condition, results of operation and prospects may have changed since those dates. We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted.

Unless the context requires otherwise, the terms “EOG,” “we,” “us,” “our” and “the Company” refer to EOG Resources, Inc., a Delaware corporation, and its subsidiaries.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus dated December 22, 2009, contains more general information, some of which may not apply to this offering.

This prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede that information in the accompanying prospectus.

It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find Additional Information” in the accompanying prospectus.

We have filed a registration statement on Form S-3 with the SEC with respect to the securities offered hereby. This prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, we refer you to the registration statement and the exhibits that are a part of the registration statement.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or “Securities Act”, and Section 21E of the Securities Exchange Act of 1934, as amended, or “Exchange Act”. All statements, other than statements of historical facts, including, among others, statements and projections regarding EOG’s future financial position, operations, performance, business strategy, returns, budgets, reserves, levels of production and costs and statements regarding the plans and objectives of EOG’s management for future operations, are forward-looking statements. EOG typically uses words such as “expect,” “anticipate,” “estimate,” “project,” “strategy,” “intend,” “plan,” “target,” “goal,” “may,” “will” and “believe” or the negative of those terms or other variations or comparable terminology to identify its forward-looking statements. In particular, statements, express or implied, concerning EOG’s future operating results and returns or EOG’s ability to replace or increase reserves, increase production, generate income or cash flows or pay dividends are forward-looking statements. Forward-looking statements are not guarantees of performance. Although EOG believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, EOG’s forward-looking statements may be affected by known and unknown risks, events or circumstances that may be outside EOG’s control. Important factors that could cause EOG’s actual results to differ materially from the expectations reflected in EOG’s forward-looking statements include, among others:

•	the timing and extent of changes in prices for, and demand for, crude oil, natural gas and related commodities;

•	the extent to which EOG is successful in its efforts to acquire or discover additional reserves;

•	the extent to which EOG can optimize reserve recovery and economically develop its plays utilizing horizontal and vertical drilling and advanced completion technologies;

•	the extent to which EOG is successful in its efforts to economically develop its acreage in, and to produce reserves and achieve anticipated production levels from, its existing and future crude oil and natural gas exploration and development projects, given the risks and uncertainties inherent in drilling, completing and operating crude oil and natural gas wells and the potential for interruptions of development and production, whether involuntary or intentional as a result of market or other conditions;

S-ii

•	the extent to which EOG is successful in its efforts to market its crude oil, natural gas and related commodity production;

•	the availability, proximity and capacity of, and costs associated with, gathering, processing, compression and transportation facilities;

•	the availability, cost, terms and timing of issuance or execution of, and competition for, mineral licenses and leases and governmental and other permits and rights-of-way;

•	the impact of, and changes in, government policies, laws and regulations, including tax laws and regulations, environmental laws and regulations relating to air emissions, waste disposal and hydraulic fracturing and laws and regulations imposing conditions and restrictions on drilling and completion operations;

•	EOG’s ability to effectively integrate acquired crude oil and natural gas properties into its operations, fully identify existing and potential problems with respect to such properties and accurately estimate reserves, production and costs with respect to such properties;

•	the extent to which EOG’s third-party-operated crude oil and natural gas properties are operated successfully and economically;

•	competition in the oil and gas exploration and production industry for employees and other personnel, equipment, materials and services and, related thereto, the availability and cost of employees and other personnel, equipment, materials and services;

•	the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise;

•	weather, including its impact on crude oil and natural gas demand, and weather-related delays in drilling and in the installation and operation of production, gathering, processing, compression and transportation facilities;

•	the ability of EOG’s customers and other contractual counterparties to satisfy their obligations to EOG and, related thereto, to access the credit and capital markets to obtain financing needed to satisfy their obligations to EOG;

•	EOG’s ability to access the commercial paper market and other credit and capital markets to obtain financing on terms it deems acceptable, if at all;

•	the extent and effect of any hedging activities engaged in by EOG;

•	the timing and extent of changes in foreign currency exchange rates, interest rates, inflation rates, global and domestic financial market conditions and global and domestic general economic conditions;

•	political developments around the world, including in the areas in which EOG operates;

•	the timing and impact of liquefied natural gas imports;

•	the use of competing energy sources and the development of alternative energy sources;

•	the extent to which EOG incurs uninsured losses and liabilities;

•	acts of war and terrorism and responses to these acts; and

•	the other factors described under Item 1A, “Risk Factors”, on pages 14 through 20 of EOG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and any updates to those factors set forth in EOG’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

In light of these risks, uncertainties and assumptions, the events anticipated by EOG’s forward-looking statements may not occur, and, if any of such events do, we may not have anticipated the timing of their occurrence or the extent of their impact on our actual results. Accordingly, you should not place any undue reliance on any of EOG’s forward-looking statements. EOG’s forward-looking statements speak only as of the date made and EOG undertakes no obligation, other than as required by applicable law, to update or revise its forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that may be important to you in deciding whether to purchase the shares of our common stock offered hereby. We encourage you to carefully read the entire prospectus supplement, the accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus prior to deciding whether to purchase the shares of our common stock offered hereby.

Our Company

We are one of the largest independent (non-integrated) crude oil and natural gas companies in the United States with proved reserves in the United States, Canada, Trinidad, the United Kingdom and China. Our business strategy is to maximize the rate of return on investment of capital by controlling operating and capital costs and maximizing reserve recoveries. This strategy is intended to enhance the generation of cash flow and earnings from each unit of production on a cost-effective basis. We focus on the cost-effective utilization of advances in technology associated with the gathering, processing and interpretation of three-dimensional seismic data, the development of reservoir simulation models, the use of new and/or improved drill bits, mud motors and mud additives, horizontal drilling, formation logging techniques and reservoir stimulation/completion methods. These advanced technologies are used, as appropriate, throughout our company to reduce the risks associated with all aspects of oil and gas exploration, development and exploitation.

We implement our strategy by emphasizing the drilling of internally generated prospects in order to find and develop low-cost reserves. We also make select strategic acquisitions designed to result in additional economies of scale or land positions which provide significant additional prospects. Maintaining the lowest possible operating cost structure that is consistent with prudent and safe operations is also an important goal in the implementation of our strategy.

At December 31, 2010, our total estimated net proved reserves were 1,950 million barrels of oil equivalent (MMBoe), of which 386 million barrels (MMBbls) were crude oil and condensate reserves, 152 MMBbls were natural gas liquids reserves and 8,470 billion cubic feet, or 1,412 MMBoe, were natural gas reserves. At December 31, 2010, approximately 82% of our reserves (on a crude oil equivalent basis) were located in the United States, 11% in Canada and 7% in Trinidad.

Expected Benefits of the Offering

We believe the funding expected to be provided by this offering, coupled with the proceeds of our previously disclosed plan to sell approximately $1 billion of natural gas and midstream assets during 2011, will allow us to maintain a strong balance sheet and execute our capital expenditure program for 2011. Our 2011 capital expenditure program includes drilling and development activities in our liquids resource plays (i.e., crude oil and condensate and natural gas liquids) in the Eagle Ford (where we expect to drill approximately 2,000 to 2,800 wells over the life of the play), the North Dakota Bakken and Fort Worth Barnett Shale Combo (where we produced an increased amount of liquids in 2010 as compared to 2009) and the DJ Basin Niobrara in Colorado and Wyoming (where we hold approximately 300,000 total net acres). Our 2011 capital expenditure program will be allocated 80% to liquids-rich resource plays and 20% to dry gas drilling.

Upon the successful completion of this offering and the expected sales of natural gas and midstream assets, we plan to maintain a net debt-to-total capitalization ratio1 below 30 percent at both year-end 2011 and

1  As used in this calculation, (i) “net debt” equals the sum of Current Portion of Long-Term Debt and Long-Term Debt, less Cash and Cash Equivalents (as each item is shown on our consolidated balance sheets incorporated by reference herein); and (ii) “total capitalization” represents the sum of Total Stockholders’ Equity (as shown in on our consolidated balance sheets incorporated by reference herein) and net debt.

2012. Based on current commodity prices, we believe the successful completion of this offering and the asset sales will allow EOG to fund its planned 2011 capital expenditures program of $6.4 to $6.6 billion without incurring additional long-term debt and, moreover, may allow EOG to be cash flow-neutral for 2011.

Results for the Year Ended December 31, 2010 and Dividend Increase

For the year ended December 31, 2010, our net income was $160.7 million, or $0.63 per diluted share, as compared to $546.6 million, or $2.17 per diluted share, for the year ended December 31, 2009. For 2010, our operating income was $523.3 million as compared to $970.8 million for 2009.

We increased the quarterly cash dividend on our common stock from $0.155 to $0.16 per share ($0.64 annualized), effective beginning with the dividend to be paid on April 29, 2011 to stockholders of record as of April 15, 2011. This dividend increase is our twelfth increase in the last twelve years.

Offices

We are a Delaware corporation organized in 1985. Our principal executive offices are located at 1111 Bagby, Sky Lobby 2, Houston, Texas 77002, and our telephone number at that address is (713) 651-7000.

The Offering

Issuer	EOG Resources, Inc.

Shares of common stock offered	11,800,000 shares.

Option to purchase additional shares	1,770,000 shares.

Shares of common stock outstanding after the offering (based on 254,303,979 shares outstanding on February 25, 2011)	266,103,979 shares (267,873,979 shares if the underwriters’ option to purchase additional shares is exercised in full).

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $1,207.1 million (or approximately $1,388.2 million if the underwriters’ option to purchase additional shares is exercised in full) after deducting the underwriting discount and estimated expenses of the offering payable by us. We will use the aggregate net proceeds from this offering for general corporate purposes, including funding of future capital expenditures. See “Use of Proceeds” in this prospectus supplement.

Dividend policy	We currently intend to continue to pay quarterly cash dividends on the outstanding shares of our common stock in the future. However, the determination of the amount of future cash dividends, if any, to be declared and paid will depend upon, among other factors, our financial condition, cash flow, level of exploration and development expenditure opportunities and future business prospects. See “Price Range of Common Stock and Dividends” in this prospectus supplement.

Trading symbol	Our common stock is listed on the NYSE under the symbol “EOG”.

Risk factors	You should carefully consider the information set forth under “Risk Factors” in this prospectus supplement, as well as the other information included in or incorporated by reference in this prospectus supplement before deciding whether to invest in our common stock.

Unless otherwise indicated, the number of shares of our common stock to be outstanding after this offering excludes:

•	12,674,112 aggregate shares of our common stock reserved for issuance (i) upon the exercise of stock options outstanding as of February 25, 2011; (ii) upon the exercise of stock-settled stock appreciation rights, or “SARs”, outstanding as of February 25, 2011 (based on the closing price of our common stock on the NYSE of $111.75 per share on February 25, 2011 (net of a number of shares equal to the minimum statutory tax withholding requirements with respect to such exercise (which shares would be deemed forfeited in satisfaction of such taxes))); (iii) upon the vesting of restricted stock units outstanding as of February 25, 2011; and (iv) in connection with future grants under our stock compensation plans (excluding, in the case of clauses (i) and (ii), stock options and SARs outstanding as of February 25, 2011 for which the exercise price exceeds the closing price of our common stock on the NYSE of $111.75 per share on February 25, 2011)(i.e., “out-of-the-money” stock options and SARs); and

•	133,654 shares of treasury stock held as of February 25, 2011.

In addition, unless otherwise indicated, the information in this prospectus supplement assumes that the underwriters will not exercise their option to purchase additional shares with respect to this offering.

RISK FACTORS

You should carefully consider the following risk factors, in addition to the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Specifically, please see “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2010 for a discussion of risks that may affect our business, financial condition and results of operations. Realization of any of those risks or the following risks or adverse results from any matter listed under the heading “Information Regarding Forward-Looking Statements” in this prospectus supplement or in our reports filed with the SEC under Exchange Act could have a material adverse effect on our business, financial condition, cash flows and results of operations and could result in a decline in the market price of our common stock. As a result, you could lose all or part of your investment in the shares of our common stock.

Risks Related to Our Common Stock

The market price of our common stock may be subject to significant fluctuations and volatility.

Stock markets in general and our common stock in particular have experienced in recent years, and continue to experience, significant price volatility. The market price of our common stock may continue to be subject to significant fluctuation due to a change in sentiment in the market regarding our operations or business prospects or in response to commodity price volatility and market and other factors as well as the factors discussed under “Information Regarding Forward-Looking Statements” in this prospectus supplement, under Item 1A, “Risk Factors”, of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. Increased volatility could result in a decline in the market price of our common stock. Moreover, volatile or depressed market prices for our common stock could make it difficult for you to resell your shares of our common stock when you want or at attractive prices.

We may reduce or cease to pay dividends on our common stock.

We can provide no assurance that we will continue to pay dividends on our common stock at the current rate or at all. The determination of the amount of future cash dividends, if any, to be declared and paid on our common stock will depend upon, among other factors, our financial condition, cash flow, level of exploration and development expenditure opportunities and future business prospects. See “Price Range of Common Stock and Dividends” in this prospectus supplement. It is also possible that agreements we enter into in the future, such as new credit agreements, may restrict our ability to pay dividends.

There may be future dilution of our common stock, which may adversely affect the market price of our common stock.

Except as described under “Underwriting” in this prospectus supplement, we are not restricted from selling or issuing additional shares of our common stock or securities convertible into or exchangeable for our common stock. In addition, holders of shares of our common stock are not entitled to any preemptive rights — that is, rights to purchase their pro rata share of any offering of shares of our common stock — and, therefore, any sales or issuances by us of our common stock or securities convertible into or exchangeable for our common stock could result in increased dilution to our stockholders, and such dilution could be substantial. The market price of our common stock may be adversely affected by sales or issuances of additional shares of our common stock or securities convertible into or exchangeable for our common stock, or by the perception that such a sale or issuance or other dilution may occur.

We are able to issue shares of preferred stock with greater rights than our common stock.

Our board of directors is authorized to issue one or more series of preferred stock from time to time without any action on the part of our stockholders. Our board of directors also has the power, without stockholder approval, to set the terms of any such series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over our common stock with respect to dividends and other terms. If we issue preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or other terms, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected.

Provisions in our organizational documents and Delaware law could delay or prevent a change in control of us, which could adversely affect the market price of our common stock.

Provisions in our organizational documents and under Delaware law could delay or prevent a change in control of us, which could adversely affect the market price of our common stock. The provisions in our restated certificate of incorporation and bylaws that could delay or prevent an unsolicited change in control of us include the authority of our board of directors to issue preferred stock discussed above and advance notice provisions for director nominations or business to be considered at a stockholders meeting. In addition, Delaware law imposes certain restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock.

Non-U.S. holders of our common stock may be subject to U.S. federal income tax with respect to gain on disposition of their shares of our common stock.

If we are or have been a “United States real property holding corporation” at any time within the shorter of (i) the five-year period preceding a disposition of our common stock by a non-U.S. holder, or (ii) such holder’s holding period for such common stock, such non-U.S. holder may be subject to U.S. federal income tax with respect to gain on such disposition if it held more than 5% of our common stock during the shorter of periods (i) and (ii) above. We believe we are, or may become, a United States real property holding corporation. See “Certain U.S. Federal Tax Consequences to Non-U.S. Holders” in this prospectus supplement.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $1,207.1 million (or approximately $1,388.2 million if the underwriters’ option to purchase additional shares is exercised in full) after deducting the underwriting discount and estimated expenses of the offering payable by us. We will use the aggregate net proceeds from this offering for general corporate purposes, including funding of future capital expenditures.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of December 31, 2010, on an actual basis and as adjusted to give effect to:

•	the issuance and sale of our common stock in this offering; and

•	the application of the net proceeds of this offering as described under the heading “Use of Proceeds” in this prospectus supplement.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes to those financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of December 31, 2010
(Dollars in thousands, except per share amounts)	Actual	As Adjusted

Cash and cash equivalents	$788,853	$1,995,956

Total debt (including current portion):
Commercial paper borrowings and borrowings under other uncommitted credit facilities	$—	$—
Senior notes (including subsidiary debt)	5,223,341	5,223,341

Total debt (including current portion)	5,223,341	5,223,341
Stockholders’ equity:
Common stock, par value $0.01 per share; 640,000,000 shares authorized; 254,223,521 shares issued (actual); 266,023,521 shares issued (as adjusted)	202,542	202,660
Additional paid in capital	729,992	1,936,977
Accumulated other comprehensive income	440,071	440,071
Retained earnings	8,870,179	8,870,179
Common stock held in treasury, 146,186 shares	(11,152)	(11,152)

Total stockholders’ equity	10,231,632	11,438,735

Total capitalization	$15,454,973	$16,662,076

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Our common stock is traded on the NYSE under the ticker symbol “EOG”. The following table sets forth, for the periods indicated, the high and low sale prices per share for our common stock, as reported by the NYSE, and the amount of the cash dividend declared per share. The quarterly cash dividend on our common stock has historically been declared in the quarter immediately preceding the quarter of payment and paid on January 31, April 30, July 31 and October 31 of each year (or, if such day is not a business day, the immediately preceding business day).

	Price Range		Dividend
	High	Low	Declared

2011
First Quarter (through March 1, 2011)	$115.17	$90.84	$0.160

2010
Fourth Quarter	$102.06	$86.00	$0.155
Third Quarter	108.47	85.42	0.155
Second Quarter	114.95	93.28	0.155
First Quarter	100.44	86.78	0.155

2009
Fourth Quarter	$101.76	$79.37	$0.145
Third Quarter	84.43	60.29	0.145
Second Quarter	79.12	53.09	0.145
First Quarter	72.83	45.03	0.145

On February 17, 2011, our board of directors increased the quarterly cash dividend on our common stock from $0.155 per share to $0.16 per share ($0.64 annualized), effective beginning with the dividend to be paid on April 29, 2011 to stockholders of record as of April 15, 2011. This dividend increase is our twelfth increase in the last twelve years.

We currently intend to continue to pay quarterly cash dividends on our outstanding shares of common stock in the future. However, the determination of the amount of future cash dividends, if any, to be declared and paid will depend upon, among other factors, our financial condition, cash flow, level of exploration and development expenditure opportunities and future business prospects. See “Risk Factors — Risks Related to Our Common Stock” in this prospectus supplement.

DESCRIPTION OF COMMON STOCK

Our authorized capital stock consists of:

•	640,000,000 shares of common stock, $0.01 par value per share; and

•	10,000,000 shares of preferred stock, $0.01 par value per share.

As of February 25, 2011, there were 254,303,979 shares of our common stock outstanding and no shares of our preferred stock outstanding.

Voting Rights

Our common stock possesses ordinary voting rights for the election of directors and in respect of other corporate matters, each share being entitled to one vote. Our common stock has no cumulative voting rights, meaning that the holders of a majority of the shares cast for the election of directors can elect all the directors if they choose to do so.

Dividends

The holders of our common stock are entitled to dividends in such amounts and at such times as may be declared by our board of directors out of legally available funds. Dividends on our common stock are not cumulative. See “Price Range of Common Stock and Dividends” in this prospectus supplement.

Other Rights

Our common stock carries no preemptive rights and is not convertible, redeemable, assessable or entitled to the benefits of any sinking fund.

Liquidation Rights

Upon our liquidation or dissolution, the holders of our common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment of any corporate debts and liquidation and any liquidation preference established for the preferred stock.

Fully Paid

All outstanding shares of our common stock are, and upon issuance against full payment of the purchase price therefor, the shares of our common stock offered hereby will be, duly authorized, validly issued, fully paid and non-assessable.

Transfer Agent

The transfer agent and registrar of our common stock is Computershare Trust Company, N.A., Providence, Rhode Island.

CERTAIN U.S. FEDERAL TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of certain U.S. federal income and, to a limited extent, estate tax consequences of the ownership and disposition of common stock by a non-U.S. holder (as defined below) that acquires our common stock in this offering and holds it as a capital asset. This discussion is based upon the Internal Revenue Code of 1986, as amended, referred to in this prospectus supplement as the “Code”, effective U.S. Treasury regulations, judicial decisions and administrative interpretations thereof, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. The foregoing are subject to differing interpretations which could affect the tax consequences described herein. This discussion does not address all aspects of U.S. federal income and estate taxation that may be applicable to investors in light of their particular circumstances, or to investors subject to special treatment under U.S. federal income tax laws, such as regulated investment companies, real estate investment trusts, traders in securities that have elected the mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, financial institutions, insurance companies, tax-exempt organizations, entities that are treated as partnerships for U.S. federal income tax purposes, dealers in securities or currencies, expatriates, persons deemed to sell common stock under the constructive sale provisions of the Code, and persons that hold common stock as part of a straddle, hedge, conversion transaction, or other integrated investment. Furthermore, this discussion does not address any state, local or foreign tax laws.

You are urged to consult your tax advisors regarding the U.S. federal, state, local, and foreign income and other tax consequences of the purchase, ownership, and disposition of our common stock.

For purposes of this summary, you are a “non-U.S. holder” if you are a beneficial owner of common stock that, for U.S. federal income tax purposes, is not:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, that is created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, provided that: (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons (as defined in the Code) have the authority to control all substantial decisions of that trust, or (2) the trust has made a valid election under the U.S. Treasury regulations to be treated as a U.S. person.

A “non-U.S. holder” does not include an individual who is present in the United States for 183 days or more in the calendar year of disposition and is not otherwise a resident of the United States for U.S. federal income tax purposes. Such an individual is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of common stock.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) owns our common stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partners in a partnership that owns our common stock should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

Distributions on Our Common Stock

If we make cash or other property distributions on our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. It is possible that distributions we make with respect to our common stock will exceed our current and accumulated earnings and profits. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a non-U.S. holder’s tax basis in our common stock, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a non-U.S. holder’s tax basis in its shares will be taxable as capital gain realized on the sale or other disposition of our common stock and will be treated as described under “— Dispositions of Our Common Stock” below.

Distributions that are treated as dividends generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends, or such lower rate specified by an applicable income tax treaty. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld should generally be refundable to the extent it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish to us or our paying agent (i) a valid Internal Revenue Service, or “IRS”, Form W-8BEN (or applicable successor form) certifying such holder’s qualification for the reduced rate or (ii) in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing an entitlement to the lower treaty rate in accordance with applicable U.S. Treasury regulations. Such certification must be provided to us or our paying agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide us or our paying agent with the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If a non-U.S. holder holds our common stock in connection with the conduct of a trade or business in the United States, and dividends paid on our common stock are effectively connected with such holder’s United States trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States), then the non-U.S. holder will be exempt from U.S. federal withholding tax. To claim the exemption, the non-U.S. holder must generally furnish to us or our paying agent a properly executed IRS Form W-8ECI (or applicable successor form).

Any dividends paid on our common stock that are effectively connected with a non-U.S. holder’s United States trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) are exempt from the 30% withholding tax described above if the non-U.S. holder provides us with an IRS Form W-8ECI properly certifying such exemption. Such effectively connected dividends generally, however, will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in much the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult with their own tax advisors regarding any applicable income tax treaties that may provide for different rules.

Dispositions of Our Common Stock

A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock, unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States;

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the sale or disposition, and certain other requirements are met; or

•	our common stock constitutes a “United States real property interest,” or “USRPI” within the meaning of the Code, by reason of our status as a United States real property holding corporation, or “USRPHC”, within the meaning of the Code, at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our common stock.

Gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in much the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult with their own tax advisors regarding any applicable income tax treaties that may provide for different rules.

An individual non-U.S. holder described in the second bullet point above will only be subject to U.S. federal income tax on the gain from the sale of our common stock to the extent such gain is deemed to be from U.S. sources, which will generally only be the case where the individual’s tax home is in the United States. An individual’s tax home is generally considered to be located at the individual’s regular or principal (if more than one regular) place of business. If the individual has no regular or principal place of business because of the nature of the business, or because the individual is not engaged in carrying on any trade or business, then the individual’s tax home is his regular place of abode. If an individual non-U.S. holder is described in the second bullet point above, and the individual non-U.S. holder’s tax home is in the United States, then the non-U.S. holder may be subject to tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty) on the gain derived from the disposition, which gain may be offset by U.S.-source capital losses.

With respect to the third bullet point above, we believe we are, or may become, a USRPHC for U.S. federal income tax purposes. Even if we are or become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our common stock will not be subject to U.S. federal income tax as a sale of a USRPI if our common stock is “regularly traded,” as defined by applicable U.S. Treasury regulations, on an established securities market, and such non-U.S. holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or exchange or the non-U.S. holder’s holding period for such stock. Our common stock currently is “regularly traded” on an established securities market (i.e., the NYSE), although we cannot guarantee that it will be so traded in the future. If the foregoing exception does not apply, gain on the sale or other taxable disposition of our common stock by a non-U.S. holder generally would be taken into account as if the non-U.S. holder were engaged in a trade or business within the United States during the taxable year and as if such gain were effectively connected with such trade or business, as discussed above.

U.S. Federal Estate Taxes

Our common stock held by an individual who is a non-U.S. holder, or entity the property of which is potentially includible in such individual holder’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such individual holder and with respect to which the individual holder has retained certain interests or powers), at the time of death generally will be included in the individual holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each non-U.S. holder the amount of distributions on our common stock paid to such holder and the amount of any tax withheld with respect to those distributions. These information reporting requirements apply even if no withholding was required because the distributions were effectively connected with the non-U.S. holder’s conduct of a United States trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, however, generally will not apply to distribution payments to a non-U.S. holder of our common stock or the proceeds of a disposition of our common stock provided the non-U.S. holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Legislation Affecting Taxation of Common Stock Held By or Through Foreign Entities

Legislation was enacted on March 18, 2010 that will, effective for payments made after December 31, 2012, generally impose a 30% U.S. federal withholding tax on dividends paid by U.S. issuers and on the gross proceeds from the disposition of certain stock paid to a foreign financial institution, unless such institution enters into an agreement with the U.S. Treasury to collect and provide to the U.S. Treasury substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, with such institution. The legislation also generally imposes a U.S. federal withholding tax of 30% on dividends paid by U.S. issuers and on the gross proceeds from the disposition of certain stock paid to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes. Investors are urged to consult with their own tax advisors regarding the possible implications of this recently enacted legislation on their investment in our common stock.

UNDERWRITING

Goldman, Sachs & Co. and Barclays Capital Inc. are acting as joint book-running managers and underwriters for this offering, and each is a representative. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Number of
Underwriter	Shares

Goldman, Sachs & Co.	5,310,001
Barclays Capital Inc.	5,310,000
Allen & Company LLC	393,333
J.P. Morgan Securities LLC	393,333
RBC Capital Markets, LLC	393,333

Total	11,800,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of the shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of $1.8990 per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

		Without	With
	Per Share	Option	Option

Public offering price	$105.500	$1,244,900,000	$1,431,635,000
Underwriting discount	$3.165	$37,347,000	$42,949,050
Proceeds, before expenses, to us	$102.335	$1,207,553,000	$1,388,685,950

The expenses of the offering, not including the underwriting discount, are estimated to be $450,000 and are payable by us.

Option to Purchase Additional Shares

We have granted an option to the underwriters to purchase up to 1,770,000 additional shares at the public offering price, less the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus supplement. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We and our directors and certain of our officers have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 90 days after the date of the underwriting agreement without first obtaining the written consent of the representatives. Specifically, we and our directors and certain of our officers have agreed, with certain limited exceptions, not to directly or indirectly

•	offer, sell, contract to sell or pledge any common stock,

•	grant any option to purchase any common stock,

•	make any short sale of any common stock,

•	otherwise dispose of any common stock, or

•	engage in any hedging or other transaction designed to or which reasonably could be expected to lead to or result in a sale or disposition of common stock, including without limitation any purchase, sale or grant of any right with respect to any common stock or with respect to any security that includes, relates to or derives any significant part of its value from such common stock.

These lock-up provisions apply to common stock and to any options or warrants to purchase any shares of common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of common stock (the “lock-up securities”). They also apply to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. With respect to us, this lock-up provision does not apply to lock-up securities

•	sold pursuant to this prospectus supplement,

•	issued upon the exercise of an option or warrant or the conversion of a security outstanding on the date of this prospectus supplement and referred to herein, or

•	issued or options to purchase common stock (including stock-settled stock appreciation rights) granted under our existing stock compensation plans.

These lock-up provisions do not apply to (1) transfers made by an officer or director as a bona fide gift, (2) transfers to a trust for the direct or indirect benefit of such officer or director or his or her immediate family, provided that the recipients agree to be bound by the restrictions described in this paragraph and provided further that any such transfer will not involve a disposition for value and (3) transfers required or permitted by our benefit plans to pay income tax or withholding obligations in connection with the vesting or other release of restricted stock, restricted stock units or similar awards and the exercise of stock options, stock-settled stock appreciation rights or similar awards.

New York Stock Exchange Listing

The shares are listed on the NYSE under the symbol “EOG”.

Price Stabilization, Short Positions

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the underwriters may engage in transactions that stabilize the price of our common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through such option. “Naked” short sales are sales in excess of the underwriters’ option to purchase additional shares. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering. The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common stock on the NYSE in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Offer, Sale and Distribution of Shares

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the representatives may facilitate Internet distribution for this offering to certain of their Internet subscription customers. The representatives may allocate a limited number of shares for sale to their online brokerage customers. An electronic prospectus is available on the Internet web sites maintained by the representatives. Other than the prospectus in electronic format, the information on the representatives’ web sites is not part of this prospectus or the registration statement of which this prospectus is a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Relationships and Conflicts of Interest

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments and may participate in hedging facilities with us. In addition, some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings with us in the ordinary course of business for which they received or will receive customary fees and expense reimbursement. In particular, affiliates of Goldman, Sachs & Co., Barclays Capital Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC act as agent and/or are lenders under our revolving credit agreements.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

(a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or “FSMA”) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Hong Kong

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

LEGAL MATTERS

The validity of the securities we are offering will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, Houston, Texas. Certain legal matters with respect to the securities offered hereby will be passed upon for the underwriters by Bracewell & Giuliani LLP, Houston, Texas. Bracewell & Giuliani LLP performs legal services for us from time to time on matters unrelated to the offering of our common stock.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report (1) expresses an unqualified opinion and includes an explanatory paragraph relating to EOG Resources, Inc.’s adoption of the updated oil and gas reserve estimation and disclosure rules, effective December 31, 2009; and (2) expresses an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting), which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The letter report of DeGolyer and MacNaughton, independent petroleum consultants, included as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2010 and the estimates from the reports of that firm appearing in such Annual Report, are incorporated herein by reference on the authority of said firm as experts in petroleum engineering.

PROSPECTUS

EOG Resources, Inc.

SENIOR DEBT SECURITIES
SUBORDINATED DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
COMMON STOCK PURCHASE CONTRACTS
COMMON STOCK PURCHASE UNITS
WARRANTS
DEPOSITARY SHARES
UNITS

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. The particular terms of the securities offered by us or any selling stockholder will be described in a supplement to this prospectus. If indicated in an applicable prospectus supplement, the terms of the securities may differ from the terms summarized below. An applicable prospectus supplement will also contain information, where appropriate, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	senior debt securities;

•	subordinated debt securities;

•	common stock;

•	preferred stock;

•	common stock purchase contracts;

•	common stock purchase units;

•	warrants;

•	depositary shares; or

•	units;

or any combination of the foregoing securities. We may also allow selling stockholders to offer and sell common stock and preferred stock under this prospectus.

In this prospectus, “securities” collectively refers to the securities described above.

Our common stock is listed on the New York Stock Exchange under the symbol “EOG.” On December 22, 2009, the last reported sale price of our common stock on the New York Stock Exchange was $97.77 per share.

We may sell securities to or through underwriters, dealers or agents. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” The names of any underwriters, dealers or agents involved in the offer and sale of any securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the offer and sale of those securities.

You should read carefully the information included or incorporated by reference in this prospectus and any applicable prospectus supplement, including any information we direct you to under the heading “Risk Factors,” for a discussion of factors you should consider before deciding to invest in any securities offered by this prospectus. See “Risk Factors” on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 22, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission, referred to in this prospectus as the “SEC” or the “Commission,” using a “shelf” registration process. Using this process, we may, from time to time, offer to sell any combination of the securities described in this prospectus in one or more offerings at an aggregate initial offering price to be specified at the time of any such offer. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a supplement to this prospectus. The prospectus supplement will describe the specific terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change the information contained in this prospectus. Please carefully read this prospectus and the applicable prospectus supplement, in addition to the information contained in the documents we refer you to under the heading “Where You Can Find Additional Information” below. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the applicable prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell the offered securities. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the respective date on the front cover of those documents. You should not assume that the information incorporated by reference in this prospectus is accurate as of any date other than the date the respective information was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT EOG RESOURCES, INC.

EOG Resources, Inc., a Delaware corporation organized in 1985, together with its subsidiaries, explores for, develops, produces and markets natural gas and crude oil primarily in major producing basins in the United States, Canada, Trinidad, the United Kingdom, China and, from time to time, select other international areas. At December 31, 2008, our total estimated net proved reserves were 8,689 Bcfe, of which 7,339 Bcf were natural gas reserves and 225 MMBbl, or 1,350 Bcfe, were crude oil and condensate and natural gas liquids reserves. At such date, approximately 71% of our reserves (on a natural gas equivalent basis) were located in the United States, 15% in Canada and 14% in Trinidad. As of December 31, 2008, we employed approximately 2,100 persons, including foreign national employees.

Our principal executive offices are located at 1111 Bagby, Sky Lobby 2, Houston, Texas 77002. Our telephone number at that location is (713) 651-7000.

In this prospectus, references to “EOG,” “we,” “us,” “our” and “the Company” each refers to EOG Resources, Inc. and, unless otherwise stated, our subsidiaries.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other reports, proxy and information statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information regarding the public reference room and its copying charges. You can also find our filings on the SEC’s website at http://www.sec.gov and on our website at http://www.eogresources.com. Information contained on our website, except for the SEC filings referred to below, is not a part of, and shall not be deemed to be incorporated by reference into, this prospectus. In addition, our reports and other information concerning us can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents without actually including the specific information in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and may replace this information and information previously filed with the SEC. We incorporate by reference into this prospectus the following documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on February 25, 2009;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009, June 30, 2009 and September 30, 2009, filed with the SEC on May 4, 2009, August 6, 2009 and November 5, 2009, respectively;

•	our Current Reports on Form 8-K filed with the SEC on March 4, 2009, March 18, 2009, May 19, 2009, May 21, 2009 and October 7, 2009 (specifically excluding the information furnished under Item 7.01 therein);

•	the description of our common stock, par value $.01 per share, contained in our Registration Statement on Form 8-A filed with the SEC on August 29, 1989; and

•	the description of our preferred share purchase rights contained in the Rights Agreement, dated as of February 14, 2000, between us and Computershare Trust Company, N.A. (via succession), as Rights Agent (filed as an exhibit to our Registration Statement on Form 8-A filed with the SEC on February 18, 2000), as amended by the Amendment to Rights Agreement, dated as of December 13, 2001 (filed as an exhibit to Amendment No. 1 to our Registration Statement on Form 8-A/A filed with the SEC on December 14, 2001), Amendment No. 2 to Rights Agreement, dated as of December 20, 2001 (filed as an exhibit to Amendment No. 2 to our Registration Statement on Form 8-A/A filed with the SEC on February 7, 2002), Amendment No. 3 to Rights Agreement, dated as of April 11, 2002 (filed as an exhibit to our Current Report on Form 8-K filed with the SEC on April 12, 2002), Amendment No. 4 to Rights Agreement, dated as of December 10, 2002 (filed as an exhibit to our Current Report on Form 8-K filed with the SEC on December 11, 2002), Amendment No. 5 to Rights Agreement, dated as of February 24, 2005 (filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the SEC on February 25, 2005), Amendment No. 6 to Rights Agreement, dated as of June 15, 2005 (filed as an exhibit to our Current Report on Form 8-K filed with the SEC on June 21, 2005), and Amendment No. 7 to Rights Agreement, dated as of October 7, 2009 (filed as an exhibit to our Current Report on Form 8-K filed with the SEC on October 7, 2009).

We also incorporate by reference into this prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, referred to in this prospectus as the “Exchange Act,” until we sell all of the securities offered by this prospectus, other than information furnished to the SEC under Items 2.02 or 7.01, or the exhibits related thereto under Item 9.01, of Form 8-K, which information is not deemed filed under the Exchange Act and is not incorporated by reference into this prospectus.

You may request a copy of these filings at no cost by writing or telephoning our Corporate Secretary at our principal executive offices, which are located at 1111 Bagby, Sky Lobby 2, Houston, Texas 77002, telephone: (713) 651-7000.

OIL AND GAS TERMS

When describing commodities produced and sold:	gas	=	natural gas
	oil	=	crude oil
	liquids	=	crude oil, condensate, and natural gas liquids
When describing natural gas:	Mcf	=	thousand cubic feet
	MMcf	=	million cubic feet
	Bcf	=	billion cubic feet
	MMBtu	=	million British Thermal Units
When describing liquids:	Bbl	=	barrel
	MBbl	=	thousand barrels
	MMBbl	=	million barrels
When comparing crude oil and other liquids to natural gas:	1 Bbl	=	6 Mcf of natural gas equivalent
	Mcfe	=	thousand cubic feet equivalent
	MMcfe	=	million cubic feet equivalent
	Bcfe	=	billion cubic feet equivalent

RISK FACTORS

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should read carefully the discussion of risks and uncertainties under the headings “Risk Factors” and “Information Regarding Forward-Looking Statements” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find Additional Information” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, referred to in this prospectus as the “Securities Act,” and Section 21E of the Exchange Act. All statements, other than statements of historical facts, including, among others, statements and projections regarding our future financial position, operations, performance, business strategy, budgets, reserve information, levels of production and costs and statements regarding the plans and objectives of our management for future operations, are forward-looking statements. We typically use words such as “expect,” “anticipate,” “estimate,” “project,” “strategy,” “intend,” “plan,” “target,” “goal,” “may,” “will” and “believe” or the negative of those terms or other variations or comparable terminology to identify our forward-looking statements. In particular, statements, express or implied, concerning our future operating results and returns or our ability to replace or increase reserves, increase production or generate income or cash flows are forward-looking statements. Forward-looking statements are not guarantees of performance. Although we believe the expectations reflected in our forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that these expectations will be achieved or will prove to have been correct. Moreover, our forward-looking statements may be affected by known and unknown risks, events or circumstances that may be outside our control. Important factors that could cause our actual results to differ materially from the expectations reflected in our forward-looking statements include, among others:

•	the timing and extent of changes in prices for natural gas, crude oil and related commodities;

•	changes in demand for natural gas, crude oil and related commodities, including ammonia and methanol;

•	the extent to which we are successful in our efforts to discover, develop, market and produce reserves and to acquire natural gas and crude oil properties;

•	the extent to which we can optimize reserve recovery and economically develop our plays utilizing horizontal and vertical drilling and advanced completion technologies;

•	the extent to which we are successful in our efforts to economically develop our acreage in the Barnett Shale, the Bakken Formation, our Horn River Basin and Haynesville plays and our other exploration and development areas;

•	our ability to achieve anticipated production levels from existing and future natural gas and crude oil development projects, given the risks and uncertainties inherent in drilling, completing and operating natural gas and crude oil wells and the potential for interruptions of production, whether involuntary or intentional as a result of market or other conditions;

•	the availability, proximity and capacity of, and costs associated with, gathering, processing, compression and transportation facilities;

•	the availability, cost, terms and timing of issuance or execution of, and competition for, mineral licenses and leases and governmental and other permits and rights of way;

•	competition in the oil and gas exploration and production industry for employees and other personnel, equipment, materials and services and, related thereto, the availability and cost of employees and other personnel, equipment, materials and services;

•	our ability to obtain access to surface locations for drilling and production facilities;

•	the extent to which our third-party-operated natural gas and crude oil properties are operated successfully and economically;

•	our ability to effectively integrate acquired natural gas and crude oil properties into our operations, fully identify existing and potential problems with respect to such properties and accurately estimate reserves, production and costs with respect to such properties;

•	weather, including its impact on natural gas and crude oil demand, and weather-related delays in drilling and in the installation and operation of gathering and production facilities;

•	the ability of our customers and other contractual counterparties to satisfy their obligations to us and, related thereto, to access the credit and capital markets to obtain financing needed to satisfy their obligations to us;

•	our ability to access the commercial paper market and other credit and capital markets to obtain financing on terms we deem acceptable, if at all;

•	the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise;

•	the timing and extent of changes in foreign currency exchange rates, interest rates, inflation rates, global and domestic financial market conditions and global and domestic general economic conditions;

•	the extent and effect of any hedging activities engaged in by us;

•	the timing and impact of liquefied natural gas imports;

•	the use of competing energy sources and the development of alternative energy sources;

•	political developments around the world, including in the areas in which we operate;

•	changes in government policies, legislation and regulations, including environmental regulations;

•	the extent to which we incur uninsured losses and liabilities;

•	acts of war and terrorism and responses to these acts; and

•	the other factors described under Item 1A, “Risk Factors,” on pages 13 through 19 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and any updates to those factors set forth in our subsequent Quarterly Reports on Form 10-Q.

In light of these risks, uncertainties and assumptions, the events anticipated by our forward-looking statements may not occur, and you should not place any undue reliance on any of our forward-looking statements. Our forward-looking statements speak only as of the date made and we undertake no obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to apply any net proceeds that we receive from the sale of securities under this prospectus to our general funds to be used for working capital and general corporate purposes, including in certain circumstances to retire outstanding indebtedness. Pending any specific application, we may initially invest any net proceeds that we receive from the sale of securities under this prospectus in short-term marketable securities.

We will not receive any proceeds from any sale of shares of our common stock or preferred stock by selling stockholders.

RATIOS OF EARNINGS TO FIXED CHARGES AND
EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

	Nine Months Ended
	September 30,	Year Ended December 31,
	2009	2008	2007	2006	2005	2004

Ratio of Earnings to Fixed Charges	2.58	32.50	17.64	24.64	22.45	12.01
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	2.58	32.32	15.99	20.50	19.91	10.06

In calculating the ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends, earnings represents the sum of net income, income tax provision and fixed charges, less capitalized interest. Fixed charges represents interest (including capitalized interest), amortization of debt costs and the portion of rental expense representing the interest factor. Preferred stock dividends represents dividends in respect of our 7.195% Fixed Rate Cumulative Perpetual Senior Preferred Stock, Series B, the remaining outstanding shares of which were repurchased by us in January 2008.

DESCRIPTION OF DEBT SECURITIES

The following description highlights the general terms and provisions of the debt securities that we may offer under this prospectus and the related trust indentures. When debt securities are offered, which we call the “Offered Debt Securities,” the applicable prospectus supplement will explain the particular terms of such Offered Debt Securities and the extent to which these general provisions may apply. If there are any differences between the prospectus supplement and this prospectus, the prospectus supplement will control. Thus, some statements we make in this section may vary from the Offered Debt Security described in the applicable prospectus supplement.

We will issue any senior Offered Debt Securities under an indenture between EOG and Wells Fargo Bank, NA, as trustee, dated as of May 18, 2009. We will issue any subordinated Offered Debt Securities under a subordinated indenture to be executed in the future by us and Wells Fargo Bank, NA, as trustee. The senior indenture and the subordinated indenture are together referred to in this section as the “indentures.” Unless otherwise indicated, when used herein the term “Offered Debt Securities” will refer to senior Offered Debt Securities and subordinated Offered Debt Securities, collectively. Both indentures and the Offered Debt Securities issued thereunder will be governed by Texas law. Wells Fargo Bank, NA or any successor, in its capacity as trustee under either or both of the indentures, is referred to as the “trustee” for purposes of this section. The senior indenture and form of subordinated indenture are filed as exhibits to the registration statement of which this prospectus is a part. The following statements are summaries of certain of the provisions contained in the indentures and do not purport to be complete statements of all the terms and provisions of the indentures. We encourage you to refer to the indentures for full and complete statements of such terms and provisions, including the definitions of certain terms used in this prospectus, because those provisions and not these summaries define your rights as a holder of the Offered Debt Securities. We have italicized numbers in the following discussion to refer to section numbers of the indentures so that you can more easily locate these provisions.

When we refer to “EOG,” “we,” “us” or “our” in this section, we mean only EOG Resources, Inc. and not its subsidiaries.

General.  We may issue senior Offered Debt Securities or subordinated Offered Debt Securities. The Offered Debt Securities will not be secured by any of our properties or assets. Thus, by owning an Offered Debt Security, you are one of our unsecured creditors. The indentures do not limit the aggregate principal amount of unsecured debentures, notes or other evidences of indebtedness we may issue under each indenture from time to time in one or more series. We may in the future issue Offered Debt Securities in addition to any particular series of previously issued Offered Debt Securities. The terms of any series of Offered Debt Securities that are listed below will be contained in the prospectus supplement relating to such series of Offered Debt Securities:

•	the title of the Offered Debt Securities;

•	any limit on the aggregate principal amount of the Offered Debt Securities;

•	the person or entity to whom any interest on the Offered Debt Securities is payable;

•	the date or dates on which the principal of, and any premium on, the Offered Debt Securities is payable;

•	the rate or rates, which may be fixed or variable, or the method by which such rate or rates shall be determined, at which the Offered Debt Securities shall bear interest, if any, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the interest payment dates on which any such interest shall be payable and the regular record date for any interest payable on any interest payment date;

•	the place or places where the principal of, and premium, if any, and interest on, Offered Debt Securities shall be payable;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Debt Securities may be redeemed, in whole or in part, at our option, if we have that option;

•	our obligation, if any, and our option, if any, to redeem, purchase or repay the Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Debt Securities shall be redeemed, purchased or repaid in whole or in part, pursuant to such obligation or option;

•	whether the Offered Debt Securities are to be issued upon original issuance in whole or in part in the form of one or more global securities and, if so, the identity of the depository for such global securities;

•	any trustees, paying agents, transfer agents or registrars with respect to the Offered Debt Securities; and

•	any other term of the Offered Debt Securities not inconsistent with the provisions of the applicable indenture. (Section 301.)

We will maintain in each place we specify for payment of any series of Offered Debt Securities an office or agency where Offered Debt Securities of that series may be presented or surrendered for payment, where Offered Debt Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or on us in respect of the Offered Debt Securities of that series and the applicable indenture may be served.

Unless otherwise indicated in the prospectus supplement relating to the Offered Debt Securities, the Offered Debt Securities will be issued only in fully registered form, without coupons, in denominations of $2,000 or any integral multiple of $1,000. (Section 302.) No service charge will be made for any registration of transfer or exchange of any Offered Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto, other than with respect to certain exchanges not involving any transfer. (Section 305.)

Offered Debt Securities may be issued under each indenture as original issue discount securities to be offered and sold at a substantial discount below their principal amount. Material U.S. federal income tax, accounting and other considerations applicable to any such original issue discount securities will be described in any prospectus supplement relating to such Offered Debt Securities. “Original issue discount securities” means any Offered Debt Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of maturity during the existence and continuation of an event of default. (Section 101.)

Unless otherwise indicated in the prospectus supplement relating to the Offered Debt Securities, the covenants contained in the indentures and the Offered Debt Securities would not necessarily afford holders of the Offered Debt Securities protection in the event of a decline in our credit quality, change of control, recapitalization, or a highly leveraged or other transaction involving us that may adversely affect holders thereof.

Global Offered Debt Securities.  If any Offered Debt Securities are issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any such global Offered Debt Security may exchange such interests for Offered Debt Securities registered to any Person other than the depository of the same series and of like tenor and aggregate principal amount in any authorized form and denomination. (Section 305.) Principal of, and premium, if any, and interest on, a global Offered Debt Security will be payable in the manner described in the applicable prospectus supplement.

Series of Offered Debt Securities.  We may issue many distinct Offered Debt Securities or series of Offered Debt Securities under either indenture as we wish. This section summarizes terms of the securities that apply generally to all Offered Debt Securities and series of Offered Debt Securities. The provisions of each indenture allow us not only to issue Offered Debt Securities with terms different from those of Offered Debt Securities previously issued under that indenture, but also to “reopen” a previously issued series of Offered Debt Securities and issue additional Offered Debt Securities of that series. We may do this at any time without your consent and without notifying you.

Modification of the Indentures.  With certain exceptions and under certain circumstances, each indenture provides that, with the consent of the holders of more than 50% in principal amount of all outstanding Offered Debt Securities (including, for purposes of this section only, other debt securities issued under the applicable indenture, but not pursuant to this prospectus) affected by such supplemental indenture voting as one class (such affected Offered Debt Securities are referred to in this prospectus as the “Indenture Securities”), we and the trustee may enter into a supplemental indenture for the purpose of adding to, changing or eliminating any of the provisions of the indenture or modifying in any manner the rights of the holders of Indenture Securities. Notwithstanding the above, the consent of the holder of each outstanding Indenture Security will be required to:

(a) change the stated maturity of the principal of, or any installment of principal of or interest on, any Indenture Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of maturity during the existence and continuation of an event of default or the amount thereof provable in bankruptcy, or change any place of payment where, or the coin or currency in which, any Indenture Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date); or

(b) reduce the percentage in principal amount of the outstanding Indenture Securities of any series, the consent of whose holders is required for any supplemental indenture or for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) provided for in the indenture; or

(c) with certain exceptions, modify any of the provisions of the sections of the indentures which concern waiver of past defaults, waiver of certain covenants or consent to supplemental indentures, except to increase the percentage of principal amount of Indenture Securities of any series, the holders of which are required to effect such waiver or consent or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each outstanding Indenture Security. Each indenture provides that a supplemental indenture which changes or eliminates any covenant or other provision of the indenture which has expressly been included solely for the benefit of one or more particular series of Indenture Securities, or which modifies the rights of the holders of Indenture Securities of such series with respect to such covenant or other provision shall be deemed not to affect the rights under the indenture of the holder of Indenture Securities of any other series. (Section 902.)

In addition, we and the trustee may amend the indentures without the consent of any holder of the Offered Debt Securities to make certain technical changes, such as:

(a) evidencing the succession of another person to us, and the assumption by that successor of our obligations under the applicable indenture and the Offered Debt Securities of any series;

(b) adding or changing provisions relating to a particular series of Offered Debt Securities for the benefit of the holders of such series;

(c) adding, changing or eliminating provisions relating to a particular series of Offered Debt Securities to be issued;

(d) securing the Offered Debt Securities;

(e) providing for a successor trustee; or

(f) curing ambiguities or correcting defects or inconsistencies. (Section 901.)

The holders of more than 50% in principal amount of the outstanding Offered Debt Securities may waive compliance by us with certain covenants of the applicable indenture, including, with respect to the senior indenture, the restrictive covenant set forth in Section 1007 of the senior indenture. (Section 1009 of the senior indenture; Section 1007 of the subordinated indenture.)

Events of Default and Rights Upon Default.  Under each indenture, the term “Event of Default” with respect to any series of Offered Debt Securities, means any one of the following events which shall have occurred and is continuing:

(a) default in the payment of any interest upon any Offered Debt Security of that series when such interest becomes due and payable or default in the payment of any mandatory sinking fund payment provided for by the terms of any series of Offered Debt Securities, and continuance of such default for a period of 30 days (whether or not such payment is prohibited by the terms of any subordinated Offered Debt Securities we may issue);

(b) default in the payment of the principal of (or premium, if any, on) any Offered Debt Security of that series at its maturity (whether or not such payment is prohibited by the terms of any subordinated Offered Debt Securities we may issue);

(c) default in the performance, or breach, of any of our covenants or warranties in the indenture (other than a covenant or warranty a default in whose performance or whose breach is otherwise specifically dealt with in the indenture or which has been expressly included in the indenture solely for the benefit of one or more series of Offered Debt Securities other than that series), and continuance of such default or breach for 60 days after we have been given by the trustee, or the holders of at least 25% in principal amount of all outstanding Offered Debt Securities have given to us and the trustee, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the indenture; or

(d) certain events involving us in bankruptcy, receivership or other insolvency proceedings or an assignment for the benefit of creditors. (Section 501.)

If an Event of Default described in clause (a) or (b) in the foregoing paragraph has occurred and is continuing with respect to Offered Debt Securities of any series, each indenture provides that the trustee or the holders of not less than 25% in principal amount of the outstanding Offered Debt Securities of that series may declare the principal amount (or, if the Offered Debt Securities are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Offered Debt Securities of that series to be due and payable immediately, and upon any such declaration such principal amount (or specified portion thereof) shall become immediately due and payable. If an Event of Default described in clause (c) or (d) of the foregoing paragraph has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of all of the Offered Debt Securities (including, for purposes of this sentence only, other debt securities issued under the applicable indenture, but not pursuant to this prospectus) then outstanding may declare the principal amount (or, if the Offered Debt Securities are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Offered Debt Securities then outstanding to be due and payable immediately, and upon any such declaration such principal amount (or specified portion thereof) shall become immediately due and payable. (Section 502.)

A default under our other indebtedness is not necessarily an Event of Default under the indentures, and an Event of Default under one series of Offered Debt Securities will not necessarily be an Event of Default under another series of Offered Debt Securities issued under the indentures.

At any time after a declaration of acceleration with respect to Offered Debt Securities of any series (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding Offered Debt Securities of that series (or of all series, as the case may be) may rescind and annul such declaration and its consequences, if, subject to certain conditions, all Events of Default with respect to Offered Debt Securities of that series (or of all series, as the case may be), other than the non-payment of the principal of the Offered Debt Securities of that series (or of all series, as the case may be) due solely by such declaration of acceleration, have been cured or waived and all payments due (other than by such declaration of acceleration) have been paid or deposited with the trustee. (Section 502.)

With certain exceptions, the holders of not less than a majority in principal amount of the outstanding Offered Debt Securities of any series, on behalf of the holders of all the Offered Debt Securities of such series, may waive any past default described in clause (a) or (b) of the first paragraph of this heading “Events of Default and Rights Upon Default” (or, in the case of a default described in clause (c) or (d) of such paragraph, the holders of a majority in principal amount of all outstanding Offered Debt Securities (including other debt securities issued under the applicable indenture, but not pursuant to this prospectus) may waive any such past default), and its consequences, except a default (a) in respect of the payment of the principal of (or premium, if any) or interest on any Offered Debt Security, or (b) in respect of a covenant or provision of the indenture which, pursuant to the terms of the indenture, cannot be modified or amended without the consent of the holder of each outstanding Offered Debt Security of such series affected. (Section 513.)

The holders of not less than a majority in principal amount of the Offered Debt Securities of any series at the time outstanding are empowered under the terms of the indenture to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee relating to or arising under any past default described in clause (a) or (b) of the first paragraph of this heading “Events of Default and Rights Upon Default.” Subject to certain limitations, the holders of not less than a majority in principal amount of all outstanding Offered Debt Securities (including other debt securities issued under the applicable indenture, but not pursuant to this prospectus) are empowered under the terms of the indenture to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee not relating to or arising under any past default described in clause (a) or (b) of the first paragraph of this heading “Events of Default and Rights Upon Default.” (Section 512.)

Each indenture further provides that no holder of an Offered Debt Security of any series may enforce the indenture unless (a) such holder shall have given written notice to the trustee of a continuing Event of Default with respect to the Offered Debt Securities of that series, (b) the holders of not less than 25% in principal amount of the outstanding Offered Debt Securities of that series, in the case of any Event of Default described in clause (a) or (b) of the first paragraph of this heading “Events of Default and Rights Upon Default” (or, in the case of a default described in clause (c) or (d) of such paragraph, the holders of a majority in principal amount of all outstanding Offered Debt Securities (including other debt securities issued under the applicable indenture, but not pursuant to this prospectus)), shall have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee under the indenture, (c) such holder or holders have offered to the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, (d) the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding and (e) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the relevant holders thereof. However, this provision will not prevent a holder of any Offered Debt Security from enforcing the payment of the principal of and any premium, and interest on, such holder’s Offered Debt Security on the stated maturity date or maturities expressed in such Offered Debt Security (or, in the case of redemption, on the redemption date). (Sections 507 and 508.)

Each indenture requires that we deliver to the trustee, within 120 days after the end of each fiscal year, an officers’ certificate stating whether to the best knowledge of the signers thereof we are in default in the performance and observance of any of the terms, provisions and conditions of the indenture, and, if so, specifying each such default and the nature and status thereof of which such signers may have knowledge. (Section 1008.)

Discharge of Indenture.  With certain exceptions, we may discharge our obligations under the indentures with respect to any series of Offered Debt Securities by:

(a) paying or causing to be paid the principal of (and premium, if any) and interest on all the Offered Debt Securities of such series outstanding, as and when the same shall become due and payable;

(b) delivering to the trustee for cancellation all outstanding Offered Debt Securities of such series (other than with respect to certain Offered Debt Securities which have been apparently destroyed, lost or stolen and which have been replaced or paid as provided pursuant to the terms of the indenture); or

(c) entering into an agreement with the trustee in form and substance satisfactory to us and the trustee providing for the creation of an escrow fund and irrevocably depositing or causing to be deposited in trust with the trustee, as escrow agent of such fund, sufficient funds in cash and/or Eligible Obligations and/or certain U.S. government obligations, maturing as to principal and interest in such amounts and at such times, as will be sufficient without consideration of any reinvestment of such interest, and as further expressed in the opinion of a nationally recognized firm of independent public accountants in a written certification thereof delivered to the trustee, to pay at the stated maturity or redemption date all such

Offered Debt Securities of such series not previously delivered to the trustee for cancellation, including principal (and premium, if any) and interest to the stated maturity or redemption date. (Section 401.)

Each indenture defines “Eligible Obligations” to mean interest bearing obligations as a result of the deposit of which the Offered Debt Securities are rated in the highest generic long-term debt rating category assigned to legally defeased debt by one or more nationally recognized rating agencies. (Section 101.)

For U.S. federal income tax purposes, there is a substantial risk that a legal defeasance of a series of Offered Debt Securities by the deposit of cash or such Eligible Obligations or U.S. government obligations in a trust would be characterized by the Internal Revenue Service or a court as a taxable exchange by the holders of the Offered Debt Securities of that series for either:

(a) an issue of obligations of the defeasance trust; or

(b) a direct interest in the cash and/or such Eligible Obligations and/or such U.S. government obligations held in the defeasance trust.

If the defeasance were so characterized, then a holder of an Offered Debt Security of the series defeased would be:

(a) required to recognize gain or loss (which would be capital gain or loss if the Offered Debt Securities were held as a capital asset) at the time of the defeasance as if the Offered Debt Security had been sold at such time for an amount equal to the amount of cash and the fair market value of such Eligible Obligations and/or such U.S. government obligations held in the defeasance trust;

(b) required to include in income in each taxable year the interest and any original issue discount or gain or loss attributable to either such defeasance trust obligations or such securities, as the case may be; and

(c) subject to the market discount provisions of the Internal Revenue Code of 1986, as amended, as they may pertain to such defeasance trust obligations or such securities.

As a result, a holder of an Offered Debt Security may be required to pay taxes on any such gain or income even though such holder may not have received any cash. Prospective investors are urged to consult their own tax advisors as to the tax consequences of an actual or legal defeasance, including the applicability and effect of tax laws other than U.S. federal income tax law.

Concerning the Trustee.  The indentures provide that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the applicable indenture. The trustee under each indenture has two main roles:

•	First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we summarize under the heading “Events of Default and Rights Upon Default.”

•	Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

The trustee may from time to time also act as a depository of funds for, make loans to, and perform other services for, us in the normal course of business. The address of the trustee under the indentures is: 201 Main Street, Suite 301, Fort Worth, Texas 76102.

The Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act,” provides that if an Event of Default occurs (and is not cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers vested in it by the indenture at the request or direction of any holder of securities issued under the indenture, unless such holder shall have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. (Section 603.) The trustee may resign at any time with respect to the Offered Debt Securities of one or more series, or may be removed by the holders of a majority in principal amount of the outstanding Offered Debt Securities of such series or, under certain circumstances, by us. If the trustee resigns, is removed or becomes incapable of acting as trustee or if a vacancy occurs in the office of the trustee for any cause, a successor trustee shall be appointed in accordance with the provisions of the indenture. (Section 610.)

If the trustee shall have or acquire any “conflicting interest” within the meaning of the Trust Indenture Act, the trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the indenture. (Section 608.) The Trust Indenture Act also contains certain limitations on the right of the trustee, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received by it in respect of such claims, as security or otherwise. (Section 613.)

Limitations on Liens.  Subject to certain limitations described below, the senior indenture provides that so long as any of the senior Offered Debt Securities issued under such indenture are outstanding, we will not, and will not permit any of our subsidiaries to, create or suffer to exist, except in favor of us or any of our subsidiaries, any lien on any principal property at any time owned by it, to secure any of our or any of our subsidiaries’ funded debt, unless effective provision is made whereby outstanding senior Offered Debt Securities will be equally and ratably secured with any and all such funded debt and with any other indebtedness similarly entitled to be equally and ratably secured. This restriction does not apply to prevent the creation or existence of any (1) acquisition lien or permitted encumbrance; or (2) lien created or assumed by us or any of our subsidiaries in connection with the issuance of Offered Debt Securities the interest on which is excludable from gross income of the holder of such Offered Debt Security pursuant to the Internal Revenue Code of 1986, as amended, for the purpose of financing, in whole or in part, the acquisition or construction of property or assets to be used by us or any of our subsidiaries. In case we or any of our subsidiaries propose to create or permit to exist a lien on any principal property at any time owned by it to secure any funded debt, other than funded debt permitted to be secured under clauses (1) or (2) above, we will give prior written notice thereof to the trustee. We also will, or will cause our subsidiary to, prior to or simultaneously with such creation or permission to exist, by supplemental indenture executed to the trustee (or to the extent legally necessary to another trustee or additional or separate trustee), in form satisfactory to the trustee, effectively secure all the senior Offered Debt Securities equally and ratably with such funded debt and any other indebtedness entitled to be equally and ratably secured.

Notwithstanding the above, we or any of our subsidiaries may issue, assume or guarantee funded debt secured by a lien which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other funded debt of ours or any of our subsidiaries secured by a lien which, if originally issued, assumed or guaranteed at such time, would otherwise be subject to the foregoing restrictions, not including funded debt permitted to be secured under clauses (1) or (2) above, does not at the time exceed 10% of our consolidated net tangible assets, as shown on our audited consolidated financial statements of as of the end of the fiscal year preceding the date of determination. (Section 1007 of the senior indenture.)

The term “subsidiary” is defined to mean a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more other subsidiaries, or by us and one or more other subsidiaries. (Section 101.)

The term “principal property” is defined to mean any property interest in oil and gas reserves located in the United States or offshore the United States and owned by us or any of our subsidiaries and which is capable of producing crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances in paying quantities, the net book value of which property interest or interests exceeds 2% of consolidated net tangible assets, except any such property interest or interests that in the opinion of our board of directors is not of material importance to the total business conducted by us and our subsidiaries as a whole. Without limitation, the term “principal property” does not include:

(1) accounts receivable and other obligations of any obligor under a contract for the sale, exploration, production, drilling, development, processing or transportation of crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances by us or any of our subsidiaries, and all of our and our subsidiaries’ related rights, and all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character supporting or securing payment of such receivables or obligations; or

(2) the production or any proceeds from production of crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances. (Section 101 of the senior indenture.)

The term “indebtedness,” as applied to us or any of our subsidiaries, is defined to mean bonds, debentures, notes and other instruments representing obligations created or assumed by any such corporation for the repayment of money borrowed (other than unamortized debt discount or premium). All indebtedness secured by a lien upon property owned by us or any of our subsidiaries and upon which indebtedness any such corporation customarily pays interest, although any such corporation has not assumed or become liable for the payment of such indebtedness, is for all purposes of the indenture deemed to be indebtedness of any such corporation. All indebtedness for money borrowed incurred by other persons which is directly guaranteed as to payment of principal by us or any of our subsidiaries is for all purposes of the indenture also deemed to be indebtedness of any such corporation, but no other contingent obligation of any such corporation in respect of indebtedness incurred by other persons is for any purpose of the indenture deemed indebtedness of such corporation. Indebtedness does not include:

(1) any amount representing capitalized lease obligations;

(2) indirect guarantees or other contingent obligations in connection with the indebtedness of others, including agreements, contingent or otherwise, with such persons or with third persons with respect to, or to permit or ensure the payment of, obligations of such other persons, including, without limitation, agreements to purchase or repurchase obligations of such other persons, agreements to advance or supply funds to or to invest in such other persons, or agreements to pay for property, products or services of such other persons, whether or not conferred, delivered or rendered, and any demand charge, throughput, take-or-pay, keep-well, make-whole, cash deficiency, maintenance of working capital or earnings or similar agreements; and

(3) any guarantees with respect to lease or other similar periodic payments to be made by other persons. (Section 101.)

The term “funded debt” as applied to us or any of our subsidiaries is defined to mean all indebtedness incurred, created, assumed or guaranteed by us or any of our subsidiaries, or upon which such corporation customarily pays interest charges, which matures, or is renewable by us or any of our subsidiaries to a date, more than one year after the date as of which funded debt is being determined. (Section 101 of the senior indenture.)

The term “lien” is defined to mean any mortgage, pledge, lien, security interest or similar charge or encumbrance. (Section 101.)

The term “acquisition lien” is defined to mean any:

(1) lien on any property acquired before or after the date of the senior indenture, created at the time of acquisition or within one year thereafter to secure all or a portion of the purchase price thereof, or existing thereon at the date of acquisition, whether or not assumed by us or any of our subsidiaries, provided that any such lien applies only to the property so acquired and fixed improvements thereon,

(2) lien on any property acquired before or after the date of the indenture by any corporation that is or becomes our subsidiary after the date of the senior indenture, referred to in this prospectus as an “Acquired Entity,” provided that any such lien:

(A) shall either (i) exist prior to the time the Acquired Entity becomes our subsidiary or (ii) be created at the time the Acquired Entity becomes our subsidiary or within one year thereafter to secure all or a portion of the acquisition price thereof; and

(B) shall only apply to those properties owned by the Acquired Entity at the time it becomes our subsidiary or thereafter acquired by it from sources other than us or any other of our subsidiaries; and

(3) any extension, renewal or refunding, in whole or in part, of any lien permitted by the immediately preceding clause (1) or (2) above, if limited to the same property or any portion thereof subject to, and securing not more than the amount secured by, the lien extended, renewed or refunded. (Section 101 of the senior indenture.)

The term “permitted encumbrance” is defined to mean any:

(1) lien reserved in any oil, gas or other mineral lease for rent, royalty or delay rental under such lease and for compliance with the terms of such lease;

(2) lien for any judgments or attachments in an aggregate amount not in excess of $10,000,000, or for any judgment or attachment the execution or enforcement of which has been stayed or which has been appealed and secured, if necessary, by the filing of an appeal bond;

(3) sale or other transfer of crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances in place, or the future production thereof, for a period of time until, or in an amount such that, the transferee will realize therefrom a specified amount, however determined, of money or a specified amount of such crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances or any sale or other transfer of any other interest in property of the character commonly referred to as a “production payment,” “overriding royalty,” “net profits interest,” “royalty” or similar burden on any oil and gas property or mineral interest owned by us or any of our subsidiaries;

(4) lien consisting of or reserved in any (A) grant or conveyance in the nature of a farm-out or conditional assignment to us or any of our subsidiaries entered into in the ordinary course of business to secure any undertaking of ours or any of our subsidiaries in such grant or conveyance, (B) interest of an assignee in any proved undeveloped lease or proved undeveloped portion of any producing property transferred to such assignee for the purpose of the development of such lease or property, (C) unitization or pooling agreement or declaration, (D) contract for the sale, purchase, exchange or processing of production, or (E) operating agreement, area of mutual interest agreement or other agreement which is customary in the oil and gas business and which agreement does not materially detract from the value, or materially impair the use of, the properties affected thereby;

(5) lien arising out of any forward contract, futures contract, swap agreement or other commodities contract entered into by us or any of our subsidiaries;

(6) lien on any oil and gas property of ours or any of our subsidiaries thereof, or on production therefrom, to secure any liability of ours or such subsidiary for all or part of the development cost for such property under any joint operating, drilling or similar agreement for exploration, drilling or development of such property, or any renewal or extension of such lien; or

(7) certain other liens as described in the senior indenture. (Section 101 of the senior indenture.)

Ranking.

Generally.

Neither indenture requires our subsidiaries to guarantee the Offered Debt Securities. As a result, holders of Offered Debt Securities generally will have a junior position to claims of all creditors and holders of any preferred stock of our subsidiaries.

Senior Offered Debt Securities.

Unless otherwise indicated in the applicable prospectus supplement, our obligation to pay the principal of, and premium, if any, and interest on, the senior Offered Debt Securities will be unsecured and will rank equally with all of our other unsecured unsubordinated indebtedness.

Subordinated Offered Debt Securities.

Subordinated Offered Debt Securities will be subordinate in right of payment, to the extent and in the manner set forth in the subordinated indenture, related supplemental indenture and the prospectus supplement relating to such series, to the prior payment of all of our indebtedness that is designated as “Senior Indebtedness” with respect to the series. (Section 101 of the subordinated indenture.) We define “Senior Indebtedness” generally as money borrowed by us, including guarantees, that is not expressly subordinate or junior in right of payment to any of our other indebtedness. The subordinated indenture will provide that no payment of principal of, and premium, if any, and interest on, the subordinated Offered Debt Securities may be made in the event:

•	we fail to pay the principal of, and premium, if any, and interest or any other amounts on, any Senior Indebtedness when due; or

•	any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash. (Section 1403 of the subordinated indenture.)

The subordinated indenture will not limit the amount of Senior Indebtedness that we may incur.

No Personal Liability of Directors, Officers or Stockholders.  Our directors, officers and stockholders will not have any liability for our obligations under the indentures or the Offered Debt Securities. Each holder of Offered

Debt Securities, by accepting an Offered Debt Security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Offered Debt Securities. (Section 1301.)

DESCRIPTION OF CAPITAL STOCK

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of:

•	640,000,000 shares of common stock, $0.01 par value per share, which we refer to in this prospectus as “common stock;” and

•	10,000,000 shares of preferred stock, $0.01 par value per share, which we refer to in this prospectus as “preferred stock,” 3,000,000 shares of which have been designated as “Series E Junior Participating Preferred Stock,” with a liquidation preference of $1.00 per share or an amount equal to the payment made on one share of our common stock, whichever is greater, issuable upon exercise of our preferred share purchase rights.

As of November 30, 2009, there were 252,377,584 shares of our common stock and no shares of our preferred stock outstanding. The following summary description of our common stock is qualified in its entirety by reference to our Restated Certificate of Incorporation, as amended. Copies of our Restated Certificate of Incorporation and the amendments thereto and our Bylaws are filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Our common stock possesses ordinary voting rights for the election of directors and in respect of other corporate matters, each share being entitled to one vote. The common stock has no cumulative voting rights, meaning that the holders of a majority of the shares cast for the election of directors can elect all the directors if they choose to do so. The common stock carries no preemptive rights and is not convertible, redeemable, assessable or entitled to the benefits of any sinking fund. The holders of common stock are entitled to dividends in such amounts and at such times as may be declared by our board of directors out of legally available funds.

Upon our liquidation or dissolution, the holders of our common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment of any corporate debts and liquidation and any liquidation preference established for the preferred stock. All outstanding shares of common stock are, and upon issuance against full payment of the purchase price therefor, shares of common stock offered hereby will be, duly authorized, validly issued, fully paid and non-assessable.

The transfer agent and registrar of the common stock is Computershare Trust Company, N.A., Providence, Rhode Island.

Preferred Stock

Under our Restated Certificate of Incorporation, as amended, our board of directors may provide for the issuance of up to 10,000,000 shares of preferred stock in one or more series. Our board of directors has designated 3,000,000 shares of the preferred stock as Series E Junior Participating Preferred Stock, with a liquidation preference of $1.00 per share or an amount equal to the payment made on one share of our common stock, whichever is greater, issuable upon exercise of our preferred share purchase rights. The rights, preferences, privileges and restrictions, including liquidation preferences, of the preferred stock of each additional series will be fixed or designated by our board of directors pursuant to a certificate of designations without any further vote or action by our stockholders. In addition to this summary, you should refer to the certificate of designations relating to the specific series of preferred stock being offered for the complete terms of such preferred stock. That certificate of designations will be filed with the SEC in connection with the offering of the specific series of preferred stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of EOG. Upon issuance against full payment of the purchase price therefor, shares of preferred stock offered hereby will be fully paid and nonassessable.

The specific terms of a particular series of preferred stock offered by this prospectus will be described in a prospectus supplement relating to such series and will include the following:

•	the maximum number of shares to constitute the series and the distinctive designation of the series;

•	the annual dividend rate, if any, on shares of the series, whether such rate is fixed or variable or both, the date or dates from which dividends will begin to accrue or accumulate and whether dividends will be cumulative;

•	whether the shares of the series will be redeemable and, if so, the price at, and the terms and conditions on, which the shares of the series may be redeemed, including the time during which shares of the series may be redeemed and any accumulated dividends thereon that the holders of shares of the series shall be entitled to receive upon the redemption thereof;

•	the liquidation preference, if any, applicable to shares of the series;

•	whether the shares of the series will be subject to operation of a retirement or sinking fund and, if so, the extent and manner in which any such fund shall be applied to the purchase or redemption of the shares of the series for retirement or for other corporate purposes, and the terms and provisions relating to the operation of such fund;

•	the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock of ours or any series of any other class or classes, or of any other series of the same class, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjustment of the same;

•	the voting rights, if any, of the shares of the series; and

•	any other preferences and relative, participating, optional or other special rights or qualifications, limitations or restrictions thereof.

Rights Plan

On February 14, 2000, our board of directors declared a dividend of one preferred share purchase right, referred to in this prospectus as a “Right,” for each outstanding share of common stock. The dividend was paid on February 24, 2000 to the stockholders of record on that date. The description and terms of the Rights are set forth in a Rights Agreement, dated February 14, 2000, as amended, referred to in this prospectus as the “Rights Agreement,” between us and Computershare Trust Company, N.A. (via succession), referred to in this prospectus as the “Rights Agent.” In accordance with the Rights Agreement, each share of common stock issued in connection with the two-for-one stock split effected March 1, 2005, also had one Right associated with it.

Our board of directors has adopted the Rights Agreement to protect stockholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group that acquires 10% or more (with certain exceptions) of our outstanding common stock without the approval of our board of directors. The Rights Agreement should not interfere with any merger or other business combination approved by our board of directors.

For those interested in the specific terms of the Rights Agreement, we provide the following summary description. Please note, however, that this description is only a summary and is not complete, and should be read together with the entire Rights Agreement and the amendments thereto, which have been filed with the Commission as exhibits to the registration statement of which this prospectus is a part and are incorporated herein by reference.

The Rights.  Our board of directors authorized the issuance of a Right with respect to each issued and outstanding share of common stock on February 24, 2000. In addition, Rights accompany any shares of common stock we have issued subsequent to February 24, 2000 and will in the future issue, until the earlier of (i) the date on which the Rights expire and (ii) the Distribution Date described below.

Exercise Price.  Each Right will allow its holder to purchase from us one two-hundredth of a share of Series E Junior Participating Preferred Stock, referred to in this prospectus as a “Preferred Share,” for $90, once the Rights become exercisable. This portion of a Preferred Share will give the stockholder approximately the same dividend, voting and liquidation rights as would one share of common stock. Prior to exercise, the Right does not give its holder any dividend, voting or liquidation rights.

Exercisability.  The Rights will not be exercisable until:

•	10 days after a public announcement that a person or group has become an Acquiring Person (as defined in the Rights Agreement) by obtaining beneficial ownership of 10% or more of our outstanding common stock, or, if earlier,

•	10 business days (or a later date determined by our board of directors before any person or group becomes an Acquiring Person) after a person or group begins a tender or exchange offer which, if consummated, would result in that person or group obtaining beneficial ownership of 10% or more of our outstanding common stock.

Notwithstanding the above, there is an exception to the definition of Acquiring Person to permit a qualified institutional investor to hold 10% or more, but less than 30%, of our common stock without being deemed an Acquiring Person if the institutional investor meets the following requirements: (1) the institutional investor is described in Rule 13d-1(b)(1) promulgated under the Exchange Act and is eligible to report (and, if such institutional investor is the beneficial owner of greater than 5% of our common stock, does in fact report) beneficial ownership of common stock on Schedule 13G; (2) the institutional investor is not required to file a Schedule 13D (or any successor or comparable report) with respect to its beneficial ownership of our common stock; (3) the institutional investor or an affiliate thereof shall have, as of December 31, 2004, reported beneficial ownership of our common stock of greater than 5% for a period of two consecutive years; (4) the institutional investor does not beneficially own 15% or more of our common stock (including in such calculation the holdings of all of the institutional investor’s affiliates and associates other than those which, under published interpretations of the SEC or its staff, are eligible to file separate reports on Schedule 13G with respect to their beneficial ownership of our common stock); and (5) the institutional investor does not beneficially own 30% or more of our common stock (including in such calculation the holdings of all of the institutional investor’s affiliates and associates).

We refer to the date when the Rights become exercisable as the “Distribution Date.” Until that date, the common stock certificates will also evidence the Rights, and any transfer of shares of our common stock will constitute a transfer of the associated Rights. After that date, the Rights will separate from the common stock and be evidenced by book-entry credits or by Rights certificates that we will mail to all eligible holders of common stock. Any Rights held by an Acquiring Person are void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person.

Flip In.  If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for each Right held and upon payment of $90 per Right (subject to adjustment), purchase shares of our common stock with a market value of $180, based on the market price of the common stock on the date such person or group becomes an Acquiring Person.

Flip Over.  If we are acquired in a merger or similar transaction after a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for each Right held and upon payment of $90 per Right (subject to adjustment), purchase shares of the acquiring corporation’s stock with a market value of $180 based on the market price of the acquiring corporation’s stock on the date of such merger or similar transaction.

Preferred Share Provisions.  Each one two-hundredth of a Preferred Share, if issued:

•	will not be redeemable;

•	will entitle holders to quarterly dividend payments of $0.005 per one two-hundredth of a share, or an amount equal to the dividend made on one share of our common stock, whichever is greater;

•	will entitle holders upon liquidation either to receive $0.50 per one two-hundredth of a share or an amount equal to the payment made on one share of our common stock, whichever is greater;

•	will have the same voting power as one share of our common stock; and

•	if shares of our common stock are exchanged via merger, consolidation or a similar transaction, will entitle holders to a per one two-hundredth of a share payment equal to the payment made on one share of our common stock.

The value of one two-hundredth of a Preferred Share should approximate the value of one share of our common stock.

Expiration.  The Rights will expire on February 24, 2010.

Redemption.  Our board of directors may redeem the Rights for $0.005 per Right at any time before any person or group becomes an Acquiring Person. If our board of directors redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.005 per Right. The redemption price has been adjusted (from $0.010 to $0.005) for the two-for-one stock split effected March 1, 2005 and will be further adjusted if we have any future stock splits or stock dividends of our common stock.

Exchange.  After a person or group becomes an Acquiring Person, but before an Acquiring Person beneficially owns 50% or more of our outstanding common stock, our board of directors may extinguish the Rights by exchanging one share of our common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Anti-Dilution Provisions.  Our board of directors may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Preferred Shares or our common stock. No adjustments to the purchase price of less than 1% will be made.

Amendments.  The terms of the Rights Agreement may be amended by our board of directors without the consent of the holders of the Rights. However, our board of directors may not amend the Rights Agreement to lower the threshold at which a person or group becomes an Acquiring Person to below 10% of our outstanding common stock. In addition, our board of directors may not cause a person or group to become an Acquiring Person by lowering this threshold below the percentage interest that such person or group already owns. After a person or group becomes an Acquiring Person, our board of directors may not amend the Rights Agreement in a way that adversely affects holders of the Rights.

Limitation on Directors’ Liability

Delaware corporation law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors’ fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by such laws, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission. Our Restated Certificate of Incorporation, as amended, limits the liabilities of our directors to us or our stockholders, in their capacity as directors but not in their capacity as officers, to the fullest extent permitted by Delaware law. Specifically, our directors will not be personally liable for monetary damages for breach of a director’s fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or to our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the General Corporation Law of the State of Delaware; or

•	for any transaction from which the director derived an improper personal benefit.

This provision in our Restated Certificate of Incorporation, as amended, may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

DESCRIPTION OF COMMON STOCK PURCHASE CONTRACTS AND UNITS

We may issue common stock purchase contracts, representing contracts entitling or obligating holders to purchase from or sell to us, and us to sell to or purchase from the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the contracts are issued or may be determined by reference to a specific formula set forth in the contracts. The common stock purchase contracts may be issued separately or as a part of units, which are referred to in this prospectus as “common stock purchase units,” consisting of a common stock purchase contract and, as security for the holder’s obligations to purchase the common stock under the contracts, any of the following:

•	our senior debt securities or subordinated debt securities;

•	our preferred stock;

•	debt obligations of third parties, including U.S. Treasury securities;

•	any other security described in the applicable prospectus supplement; or

•	any combination of the foregoing.

The common stock purchase contracts may require us to make periodic payments to the holders of the common stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. The common stock purchase contracts may require holders to secure their obligations thereunder in a specified manner, and in some circumstances we may deliver newly issued prepaid common stock purchase contracts, which are referred to as “prepaid securities,” upon release to a holder of any collateral securing such holder’s obligations under the original contract.

The applicable prospectus supplement will describe the terms of any common stock purchase contracts or units and, if applicable, prepaid securities. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such contracts or units and, if applicable, the prepaid securities and the document pursuant to which such prepaid securities will be issued. Such contracts and documents will be filed with the SEC in connection with the offering of the specific common stock purchase contracts or units.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our senior debt securities, subordinated debt securities, common stock or preferred stock. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. In addition to this summary, you should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. That warrant agreement, together with the terms of warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the terms of any series of warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants that may be exercised at any one time;

•	the anti-dilution provisions of such warrants;

•	the redemption or call provisions of such warrants;

•	provisions regarding changes to, or adjustments in, the exercise price;

•	the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	a discussion of any material U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Until they exercise their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon exercise, and will not be entitled to:

•	receive payments of principal of, and premium, if any, and interest, if any, on, any debt securities purchasable upon exercise;

•	receive dividend payments, if any, with respect to any underlying securities; or

•	exercise the voting rights of any common stock or preferred stock purchasable upon exercise.

DESCRIPTION OF DEPOSITARY SHARES

The following description, together with any applicable prospectus supplement, summarizes all the material terms and provisions of the depositary shares that we may offer under this prospectus and the related deposit agreements and depositary receipts. Specific deposit agreements and depositary receipts will contain additional important terms and provisions. The forms of the applicable deposit agreement and depositary receipt will be filed with the SEC in connection with the offering of the specific depositary shares.

This summary of depositary agreements, depositary shares and depositary receipts relates to terms and conditions applicable to these types of securities generally. The particular terms of any series of depositary shares will be summarized in the applicable prospectus supplement. If indicated in the applicable prospectus supplement, the terms of any series may differ from the terms summarized below.

General.  We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If so, we will issue “depositary receipts” for these “depositary shares.” Each depositary share will represent a fraction of a share of a particular series of preferred stock. Each holder of a depositary share will be entitled, in proportion to the fraction of preferred stock represented by that depositary share, to all the rights, preferences and privileges of the preferred stock, including dividend, voting, redemption, conversion and liquidation rights, if any, and all the limitations of the preferred stock. We will enter into a deposit agreement with a depositary, which will be named in the applicable prospectus supplement.

In order to issue depositary shares, we will issue shares of preferred stock and immediately deposit such shares with the depositary. The depositary will then issue and deliver depositary receipts to the persons who purchase depositary shares. Each whole depositary share issued by the depositary may represent a fraction of a share of preferred stock held by the depositary. The depositary will issue depositary receipts in a form that reflects whole depositary shares, and each depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive engraved depositary receipts, if any, a depositary may, upon our written order, issue temporary depositary receipts, which will temporarily entitle the holders to all the rights pertaining to the definitive depositary receipts. We will bear the costs and expenses of promptly preparing definitive depositary receipts and of exchanging the temporary depositary receipts for such definitive depositary receipts.

Dividends and Other Distributions.  The depositary will distribute all cash and non-cash distributions it receives with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares they hold, subject to any obligations of the record holders to file proofs, certificates and other information and to pay any taxes or other governmental charges. In the case of any non-cash distribution, we may determine that the distribution cannot be made proportionately or the depositary may determine that it may not be feasible to make the distribution. If so, the depositary may, with our approval, adopt a method it deems equitable and practicable to effect the distribution, including the sale, public or private, of the securities or other non-cash property it receives in the distribution at a place and on terms it deems proper. The amounts distributed by the depositary will be reduced by any amount required to be withheld by us or the depositary on account of taxes.

Redemption of Depositary Shares.  If the shares of preferred stock that underlie the depositary shares are redeemable and we redeem the preferred stock, the depositary will redeem the depositary shares from the proceeds it receives from the redemption of the preferred stock it holds. The depositary will redeem the number of depositary shares that represent the amount of underlying preferred stock that we have redeemed. The redemption price for depositary shares will be in proportion to the redemption price per share that we paid for the underlying preferred stock. If we redeem less than all of the underlying preferred stock, the depositary will select which depositary shares to redeem by lot, or some substantially equivalent method.

After a redemption date is fixed, the depositary shares to be redeemed no longer will be considered outstanding. The rights of the holders of such depositary shares will cease, except for the right to receive money or other property upon redemption. In order to redeem their depositary shares, holders must surrender their depositary receipts to the depositary.

Voting the Preferred Stock.  When the depositary receives notice about any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of depositary shares related to such preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary on how to vote the shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, to the extent practicable, to vote the preferred stock represented by the depositary shares in accordance with these instructions. If the depositary does not receive instructions from the holders of the depositary shares, the depositary will abstain from voting the preferred stock that underlies those depositary shares.

Withdrawal of Preferred Stock.  If a holder of depositary receipts surrenders those depositary receipts at the corporate office (as designated in the deposit agreement) of the depositary, or any other office as the depositary may designate, and pays any taxes, charges or fees, that holder is entitled to delivery at the corporate office of certificates evidencing the number of shares of preferred stock, but only in whole shares, and any money and other property represented by those depositary receipts. If the depositary receipts delivered evidence a number of depositary shares in excess of the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing that excess number of depositary shares.

Amendment and Termination of the Deposit Agreement.  We and the depositary can agree, at any time, to amend the form of depositary receipt and any provisions of the deposit agreement. If, however, an amendment has a material adverse effect on the rights of the holders of related depositary shares, the holders of at least a majority of the depositary shares then outstanding must first approve the amendment. Every holder of a depositary receipt at the time an amendment becomes effective will be bound by the amended deposit agreement. Subject to any conditions in the deposit agreement or applicable law, no amendment, however, can impair the right of any holder of a depositary share to receive shares of the related preferred stock, or any money or other property represented by the depositary shares, when they surrender their depositary receipts.

Unless otherwise specified in the applicable prospectus supplement, the deposit agreement may be terminated by us or by the depositary if there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of EOG and that distribution has been distributed to the holders of depositary receipts.

Charges of Depositary.  We will pay all transfer and other taxes and the government charges that relate solely to the depositary arrangements. We will also pay the charges of each depositary, including charges in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, and all withdrawals of shares of the related series of preferred stock. Holders of depositary shares, however, will be required to pay transfer and other taxes and government charges, as provided in the deposit agreement.

Resignation and Removal of Depositary.  The depositary may submit notice of resignation at any time or we may remove the depositary at any time. However, no resignation or removal will take effect until we appoint a successor depositary, which must occur within 60 days after delivery of the notice of resignation or removal.

Miscellaneous.  If we are required to furnish any information to the holders of the preferred stock underlying any depositary shares, the depositary, as the holder of the underlying preferred stock, will forward to the holders of depositary shares any report or information it receives from us.

Neither the depositary nor we will be liable if its ability to perform its obligations under the deposit agreement is prevented or delayed by law or any circumstance beyond its control. We and the depositary will be obligated to use our best judgment and to act in good faith in performing our respective duties under the deposit agreement. We and the depositary will be liable only for gross negligence and willful misconduct in performing our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to appear in, prosecute or defend any legal proceeding with respect to any depositary receipts, depositary shares or preferred stock unless we receive what we, in our sole discretion, determine to be a satisfactory indemnity from one or more holders of the depositary shares. We and the depositary will evaluate any proposed indemnity in order to determine whether the financial protection afforded by the indemnity is sufficient to reduce each party’s risk to a satisfactory and customary level. We and the depositary may rely on the advice of legal counsel or accountants of our choice. We and the depositary may also rely on information provided by persons we believe, in good faith, to be competent, and on documents we believe, in good faith, to be genuine.

The applicable prospectus supplement will identify the depositary’s corporate trust office. Unless the prospectus supplement indicates otherwise, the depositary will act as transfer agent and registrar for depositary receipts, and if we redeem shares of preferred stock, the depositary will act as redemption agent for the corresponding depositary receipts.

Title.  We, each depositary and any agent of EOG or the applicable depositary may treat the registered owner of any depositary share as the absolute owner of the depositary shares for all purposes, including making payment, regardless of whether any payment in respect of the depositary share is overdue and regardless of any notice to the contrary. See “Book-Entry Issuance” below.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The unit agreement, together with the terms of the underlying securities, will be filed with the SEC in connection with the offering of the specific units.

BOOK-ENTRY ISSUANCE

Except as otherwise stated in the applicable prospectus supplement, the debt securities that we may offer will initially be represented by one or more fully registered, global certificates, collectively referred to in this prospectus as the “Global Security,” which will be deposited upon issuance with, or on behalf of, The Depository Trust Company, referred to in this prospectus as “DTC,” in New York, New York, and registered in the name of a nominee of DTC, in each case for credit to an account of a direct or indirect participant in DTC as described below. This means that, except as provided below, holders of the debt securities (1) will not receive a certificate for the debt securities, (2) will not have the debt securities registered in their name and (3) will not be considered the registered owners or holders of the debt securities for any purpose. Accordingly, each person owning a beneficial interest in the Global Security must rely on the procedures of DTC and, if such person is not one of DTC’s participating organizations, collectively referred to in this prospectus as the “Participants,” on the procedures of the Participant through which the person owns its interest, to exercise any rights of a holder of the debt securities.

Except as set forth below, the Global Security may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Security may not be exchanged for certificates representing debt securities except in the limited circumstances described below.

DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants, by eliminating the need for physical movement of securities certificates. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which is owned by the users of its regulated subsidiaries. Access to DTC’s book-entry system is also available to other entities such as banks, brokers, dealers and trust companies, collectively referred to in this prospectus as the “Indirect Participants,” that clear transactions through or maintain a direct or indirect custodial relationship with a Participant. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

DTC has also advised us that pursuant to procedures established by it:

•	upon deposit of the Global Security, DTC will credit the accounts of Participants with the applicable portion of the debt securities represented by the Global Security; and

•	ownership of such principal amount represented by the Global Security will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC, with respect to the Participants, or by the Participants and the Indirect Participants, with respect to the other owners of beneficial interests in the Global Security.

DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participants and Indirect Participants through which the beneficial owners acquired the debt securities. All interests in a Global Security are subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of debt securities that they own. Consequently, the ability to transfer beneficial interests in the Global Security to such persons will be impaired to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be adversely affected by the lack of a physical certificate evidencing such interests.

Payments in respect of the debt securities registered in the name of DTC or its nominee will be payable by us through the paying agent to DTC in its capacity as the registered holder. We will treat the persons in whose names the debt securities, including the Global Security, are registered as the owners of the debt securities for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither we, nor the trustee, nor any agent of ours, nor any underwriter of our debt securities has or will have any responsibility or liability for:

•	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to, or payments made on account of, beneficial ownership interests in the Global Security, or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Security; or

•	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of debt securities such as the Global Security, is to credit the accounts of the relevant Participants with payment on the payment due dates in amounts proportionate to their respective beneficial interests in the Global Security as shown on DTC’s records.

Payments by the Participants and the Indirect Participants to the beneficial owners of the debt securities will be governed by standing instructions and customary practices, as is now the case with debt securities held for the accounts of customers registered in bearer form or “street name,” and will be the sole responsibility of the Participants or the Indirect Participants, subject to any statutory or regulatory requirements as may be in effect from time to time. Neither we, nor the trustee, nor any agent of ours, nor any underwriter of our debt securities will be liable for any delay by DTC or any of the Participants in identifying the beneficial owners of the debt securities, and each may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes.

DTC has advised us that it will take any action permitted to be taken by a holder of the debt securities only at the direction of one or more Participants to whose account with DTC interests in the Global Security are credited. However, DTC reserves the right to exchange the Global Security for certificates representing debt securities and to distribute those certificates to its Participants.

Unless we specify otherwise in the applicable prospectus supplement, each Global Security will be exchangeable for certificated debt securities only if:

•	DTC notifies us that it is unwilling or unable to continue as depository or DTC ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and, in either case, a successor depository is not appointed by us within ninety (90) days after we receive such notice or become aware of such unwillingness, inability or ineligibility; or

•	we, in our sole discretion and subject to DTC’s procedures, determine that the Global Securities shall be exchangeable for certificated debt securities.

Upon any such exchange, owners of a beneficial interest in the Global Security or Global Securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest, and to have such debt securities in certificated form registered in the names of the beneficial owners, which names shall be provided by DTC’s relevant Participants (as identified by DTC) to the trustee.

SELLING STOCKHOLDERS

In addition to covering the offering of the securities by us, this prospectus covers the offering for resale of common stock and preferred stock by selling stockholders. The applicable prospectus supplement will set forth, with respect to each selling stockholder,

•	the name of the selling stockholder;

•	the nature of any position, office or other material relationship which the selling stockholder will have had during the prior three years with us or any of our predecessors or affiliates;

•	the number of shares of common stock or preferred stock (as the case may be) owned by the selling stockholder prior to the offering;

•	the number of shares to be offered for the selling stockholder’s account; and

•	the number of shares and (if one percent or more) the percentage of common stock or preferred stock (as the case may be) to be owned by the selling stockholder after completion of the offering.

PLAN OF DISTRIBUTION

We or any selling stockholders may sell the securities offered by this prospectus

•	through underwriters, brokers, dealers or agents;

•	to underwriters or dealers;

•	directly to purchasers;

•	pursuant to delayed delivery contracts or forward contracts; or

•	through a combination of any of these methods of sale.

Any underwriters, dealers, brokers or agents may sell the securities to institutional purchasers in one or more transactions, including block transactions, on the New York Stock Exchange or otherwise. Any sales of the securities may be made at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The prospectus supplement relating to the securities will set forth the terms of the offering of such securities, including the name or names of any underwriters or agents, the purchase price of the securities and the proceeds to us (if any) from such sale, any delayed delivery arrangements, any underwriting discounts and commissions and other items constituting underwriters’ compensation, any initial public offering price and any discounts or concessions to be allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions to be allowed or reallowed or paid to dealers may be changed from time to time. If we use underwriters in the sale of any securities, the underwriters will acquire such securities for their own account and may resell them from time to time in one or more transaction, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with the sale of the securities, underwriters, brokers, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal.

Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of securities will be named in the prospectus supplement relating to that offering and, if an underwriting syndicate is used, the name or names of the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement relating to such securities, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities offered if any are purchased.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if those offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If dealers are used in the sale of securities, we will sell such securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale. The names of dealers or brokers acting as dealers and the terms of the transaction will be set forth in the prospectus supplement relating to such securities.

We or any selling stockholders may sell the securities through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect to which this prospectus is delivered will be named, and any commissions that we or any selling stockholders pay to such agent will be set forth, in the prospectus supplement relating to such securities. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the applicable prospectus supplement, we or any selling stockholders will authorize agents, underwriters, brokers or dealers to solicit offers from certain types of institutions to purchase debt securities, preferred stock or common stock at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Securities may also be sold directly by us or any selling stockholder. In this case, no underwriters or agents will be involved. We or any selling stockholder may use electronic media, including the Internet, to sell these securities directly.

The securities, if other than common stock, when first issued, will have no established trading market. Any underwriters or agents to or through whom we or any selling stockholders sell such securities for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities.

Any selling stockholder and any broker-dealers who act in connection with the sale of common stock or preferred stock for a selling stockholder hereunder may be deemed to be “underwriters” as that term is defined in the Securities Act, and any commissions received by them and any profit on the resale of the common stock or preferred stock as principal might be deemed to be underwriting discounts and commissions under the Securities Act. We will advise any selling stockholder that because it may be deemed to be an underwriter, the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to its sales.

Agents, brokers, dealers and underwriters may be entitled under agreements with us and any selling stockholders to indemnification by us and the selling stockholders, as the case may be, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, brokers, dealers or underwriters may be required to make in that respect. Agents, brokers, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

LEGAL MATTERS

Certain legal matters in connection with the offering of the securities will be passed upon for us by Fulbright & Jaworski L.L.P., Houston, Texas, and will be passed upon for any agents, dealers or underwriters by counsel named in the applicable prospectus supplement. As of November 30, 2009, lawyers at Fulbright & Jaworski L.L.P. working on this registration statement owned 2,600 shares of our common stock.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and the effectiveness of EOG Resources, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report (1) expresses an unqualified opinion on the consolidated financial statements and financial statement schedule and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), “Share Based Payment,” on January 1, 2006 and (2) expresses an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting), which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The letter report of DeGolyer and MacNaughton, independent petroleum consultants, included as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2008 and the estimates from the reports of that firm appearing in such Annual Report, are incorporated herein by reference on the authority of said firm as experts in petroleum engineering.